Exhibit 99.1
EDITORIAL CONTACT:

Michele Drake
+1 408 345 8396
michele_drake@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez
+1 408 345 8948
alicia_rodriguez@agilent.com

Agilent Technologies Authorizes New Share Repurchase Program

SANTA CLARA, Calif., May 28, 2015 - Agilent Technologies Inc. (NYSE: A) today announced that its board of directors has approved a new share repurchase program. The 2015 Stock Repurchase Program authorizes the purchase of up to $1.14 billion of the company’s common stock through and including Nov. 1, 2018.

The new program will commence, at the option of the company, on either Nov. 1, 2015, or the date on which the company completes the purchase of $365 million of common stock under the existing stock repurchase program in fiscal 2015. Upon commencement, the new repurchase program replaces Agilent’s existing stock repurchase program, which authorized the repurchase of shares to reduce or eliminate share dilution from equity programs.

The number of shares to be repurchased and the timing of any repurchases will depend on factors such as the stock price, economic and market conditions, and corporate and regulatory requirements. The stock repurchase program may be suspended or discontinued at any time.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A), a global leader in life sciences, diagnostics and applied chemical markets, is the premier laboratory partner for a better world. Agilent works with customers in more than 100 countries, providing instruments, software, services and consumables for the entire laboratory workflow. Agilent generated revenues of $4.0 billion in fiscal 2014. The company employs about 12,000 people worldwide. Information about Agilent is available at www.agilent.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding the company’s share repurchase programs. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties are detailed in Agilent’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-Q for the quarter ended Jan. 31, 2015. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

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